Exhibit 10.42
July 24, 2009
Mr. William Miller
Chairman and Chief Executive Officer
Irwin Financial Corporation
500 Washington Street
Columbus, Indiana 47201
Re: Extension of Standby Purchase Commitment and Extension of Indication of Interest
Dear Mr. Miller:
     Reference is made to (i) the Standby Purchase Agreement dated as of October 13, 2008 (as amended and modified, the “Standby Purchase Agreement”), by and between Irwin Financial Corporation (“IFC”) and Cummins Inc. (“Cummins”) and (ii) the Indication of Interest letter dated March 23, 2009 (the “Indication of Interest”), from Cummins to IFC.
     By signing this letter in the space provided below, IFC and Cummins agree that the reference to “July 31, 2009” in Section 12(a)(i) of the Standby Purchase Agreement is hereby changed to “December 31, 2009”. Except for this date change, the Standby Purchase Agreement remains unmodified and in full force and effect. Please confirm that the foregoing correctly sets forth our agreement by signing this letter in the space provided below and returning a copy to Marya M. Rose, Vice President, General Counsel and Corporate Secretary, Cummins Inc., One American Square, Suite 1800, Indianapolis, Indiana, 46282.
     Furthermore, Cummins hereby confirms the terms of its Indication of Interest and extends the condition regarding any obligation to purchase Common Shares as part of the Recapitalization Plan (as such terms are defined in the Indication of Interest) through December 31, 2009.

Sincerely, CUMMINS INC.
By:	/s/ Marya M. Rose
Name:	Marya M. Rose
Title:	Vice President — General
Counsel and Corporate Secretary

Page 2 July 24, 2009

Agreed as of July 31, 2009: IRWIN FINANCIAL CORPORATION
By:	/s/ Gregory F. Ehlinger
Name:	Gregory F. Ehlinger
Title:	Chief Financial Officer